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                                                                    EXHIBIT 23.1

                          CONSENT OF ALSTON & BIRD LLP


     We hereby consent to the references to the firm and the use of our opinion letter, dated February 19, 1998 and addressed to Physician Sales & Service, Inc. and Gulf South Medical Supply, Inc., in the Joint Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 relating to the proposed merger of Physician Sales & Service, Inc. and Gulf South Medical Supply, Inc.



/s/ ALSTON & BIRD LLP


Atlanta, Georgia
February 19, 1998